                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                _______________


                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                                OCTOBER 4, 1998
               Date of Report (Date of earliest event reported)



                               ALZA CORPORATION
            (Exact Name of Registrant as Specified in its Charter)

             _____________________________________________________


   DELAWARE                     1-6247                       77-0142070
(State or other         (Commission File Number)          (I.R.S. Employer
Jurisdiction of                                          Identification No.)
Incorporation)


                   ________________________________________

                              950 PAGE MILL ROAD
                                P.O. BOX 10950
                           PALO ALTO, CA  94303-0802

              (Address of Principal Executive Offices) (Zip Code)



      Registrant's telephone number, including area code: (650) 494-5000


             _____________________________________________________
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ITEM 5.  OTHER EVENTS.

     On October 4, 1998, ALZA Corporation, a Delaware corporation (the "Registrant"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with SEQUUS Pharmaceuticals, Inc., a Delaware corporation ("SEQUUS"), and Argyle Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Registrant (the "Merger Sub"). Pursuant to the terms of the Merger Agreement, and subject to the conditions set forth therein (including approval of the transaction by the stockholders of SEQUUS), the Merger Sub will be merged with and into SEQUUS (the "Merger"). At the effective time of the Merger, the separate existence of the Merger Sub will cease, SEQUUS will become a wholly-owned subsidiary of the Registrant and each outstanding share of SEQUUS common stock will be exchanged for 0.4 of a share of the Registrant's common stock. The Merger is intended to be a tax-free reorganization pursuant to
Section 368(a) of the Internal Revenue Code of 1986, as amended, and is intended to be treated as a pooling of interests for financial reporting purposes.

     A copy of the Agreement is attached hereto as Exhibit 2.1 and incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits

Exhibit No.  Description

Exhibit 2.1 Agreement and Plan of Merger by and among ALZA Corporation, Argyle Acquisition Corp. and SEQUUS Pharmaceuticals, Inc., dated as of October 4, 1998, including exhibits thereto.
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                              ALZA CORPORATION



                                 /s/ PETER D. STAPLE
                              -----------------------------------
                              By:  Peter D. Staple
                                   Senior Vice President and
                                    General Counsel

Date:  October 15, 1998
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                                 EXHIBIT INDEX


Exhibit 2.1 Agreement and Plan of Merger by and among ALZA Corporation, Argyle Acquisition Corp. and SEQUUS Pharmaceuticals, Inc., dated as of October 4, 1998, including exhibits thereto.